EmployUS Ltd. f/k/a EmployUS, LLC

CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2013 AND 2012

(UNAUDITED)

EmployUS Ltd. f/k/a EmployUS, LLC

CONTENTS

Financial Statements

Condensed Balance Sheets - as of September 30, 2013 (Unaudited)
and December 31, 2012	1-2
Condensed Statements of Income - For the nine months ended
September 30, 2013 and 2012 (Unaudited)	3
Condensed Statements of Cash Flows - For the nine months ended
September 30, 2013 and 2012 (Unaudited)	4-5

Notes to Condensed Financial Statements	6-15

EmployUS Ltd. f/k/a EmployUS, LLC

CONDENSED BALANCE SHEETS

AS OF SEPTEMBER 30, 2013 (UNAUDITED) AND DECEMBER 31, 2012

	September 30,	December 31,
	2013	2012
	(Unaudited)
Assets

Current Assets
Cash and cash equivalents	$23,047	$196,394
Accounts receivable, net	1,856,635	1,378,036
Deferred financing costs, net	15,616	--
Due from related parties	58,315	--
Prepaid expenses and other current assets	13,897	9,869

Total Current Assets	1,967,510	1,584,299

Property and Equipment, Net	27,764	33,537

Security Deposits	11,530	6,637

Total Assets	$2,006,804	$1,624,473

Liabilities and Members' Deficiency

Current Liabilities
Accounts payable and accrued expenses	$78,173	$322,461
Line of credit	1,268,763	1,017,897
Convertible notes payable	60,000	--
Due to stockholder	447,629	429,373
Income taxes payable	54,564	--
Current portion of payroll related liabilities	863,947	297,303

Total Current Liabilities	2,773,076	2,067,034

Long-Term Portion of Payroll Related Liabilities	--	780,683

Total Liabilities	$2,773,076	$2,847,717

The accompanying notes are an integral part of these financial statements.

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EmployUS Ltd. f/k/a EmployUS, LLC

CONDENSED BALANCE SHEETS

AS OF SEPTEMBER 30, 2013 (UNAUDITED) AND DECEMBER 31, 2012

	September 30,	December 31,
	2013	2012
	(Unaudited)

Commitments and Contingencies

Stockholders' Deficiency
Preferred stock, no par value, 5,000,000 shares authorized,
none issued and outstanding	$--	$--
Common stock, $0.001 par value, 200,000,000 shares
authorized, 30,000,000 issued and outstanding	30,000	30,000
Additional paid-in capital	748,924	748,924
Accumulated deficit	(1,545,196)	(2,002,168)

Total Stockholders' Deficit	(766,272)	(1,223,244)

Total Liabilities and Stockholders' Deficiency	$2,006,804	$1,624,473

The accompanying notes are an integral part of these financial statements.

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EmployUS Ltd. f/k/a EmployUS, LLC

CONDENSED STATEMENTS OF INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012
(UNAUDITED)

	2013	2012
Net Revenues
Contract staffing services	$10,276,195	$9,442,461

Cost of Services	(8,212,125)	(7,343,553)

Gross Profit	2,064,070	2,098,908

Selling, General and Administrative
Selling, general and administrative	652,722	838,313
Payroll and related expenses	838,286	911,438

Total Selling, General and Administrative	1,491,008	1,749,751

Income from Operations	573,062	349,157

Other Income (Expense)
Interest expense	(69,270)	(66,978)
Other income (expense	7,744	(96,985)

Total Other Income (Expense)	(61,526)	(163,963)

Income before Provision for Income Taxes	511,536	185,194

Provision for Income Taxes	(54,564)	--

Net Income	$456,972	$185,194

The accompanying notes are an integral part of these financial statements.

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EmployUS Ltd. f/k/a EmployUS, LLC

CONDENSED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012
(UNAUDITED)

	2013	2012

Cash Flows from Operating Activities
Net loss	$456,972	$185,194
Adjustments to reconcile net loss to net cash
used in operating activities:
Provision for doubtful accounts	132	--
Depreciation expense	5,773	13,812
Interest on line of credit	184,557	178,873
Interest on stockholder loans	28,232	16,125
Amortization of deferred financing costs	9,384	--
Changes in operating assets and liabilities:
Accounts receivable	(478,731)	(763,232)
Prepaid expenses and other current assets	(4,028)	24,028
Security deposits	(4,893)	48
Accounts payable and accrued expenses	(189,724)	(262,434)
Payroll and related liabilities	(214,039)	52,834

Net Cash Used in Operating Activities	(206,365)	(554,752)

Cash Flows from Investing Activities
Net change in related party advances	(58,315)	(14,159)
Purchase of property and equipment	--	(62,695)

Net Cash Provided by (Used In) Investing Activities	(58,315)	(76,854)

Cash Flows from Financing Activities
Net proceeds from line of credit	66,309	618,131
Proceeds from convertible notes payable	60,000	--
Deferred financing costs	(25,000)	--
Payments to stockholder	(9,976)	--
Advances from stockholder	--	234

Net Cash Provided by Financing Activities	$91,333	$618,365

The accompanying notes are an integral part of these financial statements.

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EmployUS Ltd. f/k/a EmployUS, LLC

CONDENSED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012
(UNAUDITED)

	2013	2012

Net Decrease in Cash and Cash Equivalents	$(173,347)	$(13,241)

Cash and Cash Equivalents - Beginning of Year	196,394	38,597

Cash and Cash Equivalents - End of Year	$23,047	$25,356

Supplemental Cash Flow Information

Cash paid for interest	$69,270	$66,978

The accompanying notes are an integral part of these financial statements.

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EmployUS Ltd. f/k/a EmployUS, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2013 AND 2012

(UNAUDITED)

Note 1 - Description of Business

EmployUS, LLC (the “Company”), a Delaware Limited Liability Company, was formed on September 30, 2010 having a perpetual existence and is a full service turnkey staffing company. Initially established to respond to the relief and recovery of the major oil spill in the Gulf of Mexico, the Company has since expanded to provide services on most major construction, chemical, and maritime projects in the Southeast United States. From its single initial project three years ago, the Company has aggressively grown to ten offices in three states with more than 150 customers and over 3,000 people employed in 2012. The condensed financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Effective July 1, 2013, the Company changed its corporate status from a limited liability company to a “C” corporation and its state of registration from Delaware to Nevada. As a result of these changes, the new name of the Company is EmployUS Ltd. The total number of authorized shares of common stock is 200,000,000 having a par value of $0.001 per share. The two members of the Company, each owning 50%, received 15,000,000 shares of the Company’s common stock. Since EmployUS, LLC and EmployUS Ltd. had common ownership, the initial basis of the assets and liabilities recorded by EmployUS, Ltd were the historical carrying value of these assets and liabilities of EmployUS, LLC. The Company has also retroactively reflected the issuance of the shares of common stock to the members of EmployUS, LLC as if the transaction occurred on January 1, 2011.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP. In the opinion of management, all adjustments (consisting of normal accruals) considered necessary for a fair presentation have been included. It is recommended that these condensed financial statements be read in conjunction with the financial statements and related disclosures for the years ended December 31, 2012 and 2011 included elsewhere in this filing on Form 8-K. Operating results for the nine months ended September 30, 2013 are not necessarily indicative of the results that can be expected for the year ended December 31, 2013.

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EmployUS Ltd. f/k/a EmployUS, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2013 AND 2012

(UNAUDITED)

Note 2 - Summary of Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates. Significant matters requiring the use of estimates and assumptions include, but may not be limited to, accounts receivable allowances and evaluation of impairment of long lived assets. Management believes that its estimates and assumptions are reasonable, based on information that is available at the time they are made.

Revenue Recognition

Contract staffing service revenues are recognized when services are rendered. The Company recognizes revenue in accordance Accounting Standards Codification (“ASC”) 605 “Revenue Recognition”, which requires that four basic criteria be met before revenue can be recognized: (i) persuasive evidence that an arrangement exists; (ii) the price is fixed or determinable; (iii) collectability is reasonable assured; and (iv) services have been rendered.

Cost of Contract Staffing Services

The cost of contract staffing services includes the wages, related payroll taxes, and employee benefits of the Company’s employees while they work on contract assignments for the period in which the related revenue is recognized.

Income Taxes

For the period prior to July 1, 2013, the Company was not subject to Federal and State income taxes, as it was a limited liability company. Each member was responsible for the tax liability, if any, related to its proportionate share of the Company’s taxable income. Accordingly, no provision for income taxes was reflected in the accompanying condensed financial statements through June 30, 2013. The Company had concluded that it was a pass-through entity through June 30, 2013 and a taxable entity thereafter. There were no uncertain tax positions that would require recognition in the condensed financial statements through September 30, 2013.

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EmployUS Ltd. f/k/a EmployUS, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2013 AND 2012

(UNAUDITED)

Note 2 - Summary of Significant Accounting Policies (continued)

Income Taxes (continued)

Effective July 1, 2013, the Company changed its corporate status from a limited liability company to a “C” corporation and its state of registration from Delaware to Nevada. The Company is subject to file tax returns in the states of Louisiana, Alabama and Mississippi. Generally, federal, state and local authorities may examine the Company’s tax returns for three years from the date of filing and the current and prior three years remain subject to examination as of December 31, 2012.

The Company’s conclusions regarding uncertain tax positions may be subject to review and adjustment as a later date based upon ongoing analyses of tax laws, regulations and interpretations thereof as well as other factors.

The provision for income taxes of $54,564 for the period from July 1, 2013 (date of change in corporate status to a “C” Corporation) through September 30, 2013, represented estimated federal and state income taxes. The effective tax rate for the nine months ended December 31, 2013 was 32% and diverged from the combined federal and state statutory rates strictly due to differences in the tax rates.

Cash and Cash Equivalents

The Company considers highly liquid investments with original maturities of three months or less when purchased as cash and cash equivalents. At times throughout the year, the Company might maintain bank balances that may exceed Federal Deposit Insurance Corporation (FDIC) insured limits. Periodically, the Company evaluates the credit worthiness of the financial institutions, and has not experienced any losses in such accounts.

Concentration of Credit Risk

For the nine months ended September 30, 2013, Customer A accounted for 24.1% of the Company’s net revenue. Customer A’s accounts receivable was 33.6% of the Company’s total accounts receivable as of September 30, 2013. Customer B and C accounted for approximately 16.7% and 21.6% of the Company’s net revenue for the nine months ended September 30, 2012, respectively. Customer B accounted for 25.7% of the Company’s accounts receivable as of December 31, 2012.

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EmployUS Ltd. f/k/a EmployUS, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2013 AND 2012

(UNAUDITED)

Note 2 - Summary of Significant Accounting Policies (continued)

Accounts Receivable

The Company extends credit to its customers based on an evaluation of the customer’s financial condition and ability to pay the Company in accordance with the payment terms. An allowance for doubtful accounts is recorded, as a charge to bad debt expense, where collection is considered to be doubtful due to credit issues. This allowance reflects management’s estimate of the potential losses inherent in the accounts receivable balance, based on historical loss statistics and known factors impacting its customers. The nature of the contract service business, where companies are dependent on employees for their production cycle, generally results in a nominal provision for doubtful accounts. Based on management’s review of accounts receivable, an allowance for doubtful accounts of $215,196 and $215,064 was considered necessary as of September 30, 2013 and December 31, 2012, respectively. The Company charges uncollectible accounts against the allowance once the invoices are deemed unlikely to be collectible. The Company does not accrue interest on past due receivables.

Fair Value Measurement

The carrying amounts reported in the Company’s financial statements for accounts receivable, prepaid expenses, accounts payable, and accrued expenses approximate their fair value because of the immediate or short-term nature of these financial instruments. The carry amounts reported in the balance sheet for its line of credit approximates fair value as the contractual interest rate and features are consistent with similar instruments of similar risk in the market place. The Company’s short term financial instruments include cash, accounts receivable, accounts payable and accrued expenses, each of which approximate their fair values based upon their short term nature. The carrying value of these instruments approximate fair value as they bear terms and conditions comparable to market, for obligations with similar terms and maturities.

Recently Issued Authoritative Guidance

In July 2013, the FASB issued ASU 2013-11, “Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists.” Under this new guidance, companies must present this unrecognized tax benefit in the financial statements as a reduction to deferred tax assets created by net operating losses or other tax credits from prior periods that occur in the same taxing jurisdiction. If the unrecognized tax benefit exceeds such credits it should be presented in the financial statements as a liability. This update is effective for annual and interim reporting periods for fiscal years beginning after December 15, 2013.

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EmployUS Ltd. f/k/a EmployUS, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2013 AND 2012

(UNAUDITED)

Note 2 - Summary of Significant Accounting Policies (continued)

Fair Value Measurement (continued)

The adoption of this standard is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

Management does not believe there are any other recently issued authoritative guidance that would have a material impact to the condensed financial statements.

Note 3 - Liquidity and Capital Resources

As of September 30, 2013, the Company had a stockholders’ deficit of $766,272. The Company had net income of $456,972 and $185,194 for the nine months ended September 30, 2013 and 2012, respectively. At September 30, 2013, the Company had a working capital deficit of $805,566 compared to $482,735 at December 31, 2012. The Company’s stockholders’ deficit is primarily due to, among other reasons, penalties and interest relating to unpaid payroll tax liabilities in 2011, a bad debt of approximately $206,000 in 2012 on one receivable, and an increase in staff payroll and rent, due to an expansion of operations. The Company is currently delinquent with past due payroll tax liabilities from 2010 and 2011 however, since late 2011 the Company has been remitting payroll taxes in accordance with the plan on a current basis. The Company is uncertain you that it will be able to continue to generate operating profits on a sustainable basis, as the Company continues to expand its infrastructure and further develop its marketing efforts.

Although the Company can provide no assurances, it believes its cash on hand, and anticipated cash flow from operations, will provide sufficient liquidity and capital resources to fund its business for at least the next twelve months, as a result of new and substantial contracts entered into in 2013. In the event the Company continues to experience liquidity and capital resources constraints because of increased operations, less than anticipated sales growth or otherwise, the Company may need to raise additional capital in the form of equity and/or debt financing. If such additional capital is not available on terms acceptable to the Company, or at all, then the Company may need to curtail its operations and/or take additional measures to conserve and manage its liquidity and capital resources, any of which would have a material adverse effect on our business, results of operations and financial condition.

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EmployUS Ltd. f/k/a EmployUS, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2013 AND 2012

(UNAUDITED)

Note 4 - Deferred Financing Costs

In May 2013, in connection with the issuance of the convertible promissory notes, the Company incurred legal fees of $25,000 directly related to this financing. These costs are being amortized over the term of the convertible promissory notes, which began in May 2013, and come due in May 2014 on the straight-line method, which approximates the interest rate method. As of September 30, 2013, the Company’s accumulated amortized financing costs were $9,384.

Note 5 - Due from Related Parties

During the nine months ended September 30, 2013, the Company had advanced funds to two separate related parties owned by stockholders of the Company on a non-interest basis, for $50,000 and $8,557, respectively. The $50,000 advance was repaid in October 2013, and the $8,557 balance will be repaid within a year.

Note 6 - Line of Credit

In October 2011, the Company entered into an account purchase agreement with Crestmark Bank (“Crestmark”) to provide working capital financing. The account purchase agreement allows Crestmark to advance the Company funds on eligible accounts receivable at its sole discretion. The term of the facility is three years with an interest rate equal to the Prime Rate plus 2.75% per annum (6% floor), a maintenance fee of 0.6% per month of the average monthly loan balance, and a facility fee equal to 1% of the maximum loan amount. The line is secured by collateral consisting all of the Company’s assets. The Company is currently compliant with all covenants. The balance due to Crestmark as of September 30, 2013 and December 31, 2012 was $1,268,763 and $1,017,897, respectively. Interest and fees paid to Crestmark for the nine months ended September 30, 2013 and 2012, were $184,557 and $178,873, respectively, which were satisfied by additional borrowings under the line of credit.

Note 7 - Convertible Notes Payable

On May 13, 2013, the Company issued three separate $20,000 secured convertible promissory notes. The maturity date of the convertible promissory notes is May 13, 2014,

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EmployUS Ltd. f/k/a EmployUS, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2013 AND 2012

(UNAUDITED)

Note 7 - Convertible Notes Payable (continued)

and they bear interest at a rate of ten percent (10%) per annum. The notes are secured by collateral consisting of all tangible and intangible assets of the Company. Once the Company changed its corporate status from a limited liability company to a “C” corporation on July 1, 2013, the secured convertible promissory notes and any accrued interest became convertible at the option of the holder into shares of the Company’s common stock, with the conversion rate being 75% of the consideration per share paid by the investors in the next Qualified Financing arrangement. The principal portion of the convertible promissory notes cannot be prepaid prior to the maturity date, though any accrued interest can be paid in cash or by conversion into shares of the Company’s common stock.

In accordance with ASC 470, “Accounting for Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios,” the convertible promissory notes are considered to have a beneficial conversion feature as the effective conversion price will be less than the lowest paid price by others investors in a future qualified financing, which is defined as a private placement offering of the Company’s securities to be completed after the consummation of any transaction affecting the structure of the Company, and before the maturity date of May 13, 2014.

In addition, in accordance with ASC 815 the conversion feature is considered to be a derivative instrument as the conversion price can be lowered if the Company issues securities at a lower price in a future qualified financing, as defined. As the qualified offering has yet to occur, an assessment of the fair value of the contingent conversion feature cannot be measured as of date of issuance of the secured convertible notes.

For the nine months ended September 30, 2013, the Company accrued interest on the convertible promissory notes amount to $2,333.

Note 8 - Due to Stockholder

There is a total due to a stockholder of the Company of $447,629 and $429,373 as of September 30, 2013 and December 31, 2012, respectively, arising from cash advances made to the Company for working capital purposes. These balances included accrued interest in the amount of 9% per annum, which equals $28,232 for the nine months ended September 30, 2013 and $16,125 for the nine months ended September 30, 2012.

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EmployUS Ltd. f/k/a EmployUS, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2013 AND 2012

(UNAUDITED)

 Note 9 - Related Party Transactions

In 2012, the Company rented two office spaces from related party companies, both of which are owned by Brent Callais, who is the CEO and a stockholder of the Company. The terms for the corporate office in New Orleans were originally $6,000 per month, from April 2011 through April 2018. In July 2011, the mortgage was refinanced and the rent was increased to $11,000 per month, for the same term. The Company paid rent of $78,540 for the nine months ended September 30, 2012 for the corporate office location. The lease was terminated in November 2012 upon sale of the building. The other location in Galliano, LA, was a month to month lease, with monthly payments of $1,200, beginning in November, 2010, and ending in January 2012. The total rent paid for the location in Galliano, LA, was $1,200 for the nine months ended September 30, 2012. The Company did not rent these office locations in 2013.

The Company has recognized income for staffing services from two related parties during the nine months ended September 30, 2013, both of which are owned by Brent Callais, who is the CEO and a stockholder of the Company. The total income from one party was $17,186 and $4,204 from the other during the nine months ended September 30, 2013. During the nine months ended September 30, 2012, the total income from one party was $3,965 and $3,204 from the other.

Note 10 - Payroll Liabilities

The Company has past due payroll liabilities due to the Internal Revenue Service (“IRS”) for unpaid payroll taxes, penalties and interest for 2011 and 2010. The unpaid payroll taxes to the IRS for these periods totaled $891,386.

The Company has a payment plan in place with the IRS whereby effective on April 25, 2012, it made an initial payment of $4,118, and subsequent monthly payments of $16,474 on the 28th of every month starting on May 28, 2012, until April 28, 2014, where a balloon payment of $200,000 is due. The IRS has issued a notice of Federal Tax Lien against the Company’s property until the amount is paid in full.

As of September 30, 2013 and December 31, 2012, the past due balance due to the IRS, including penalties, interest and fees, totaled $809,057 and $978,370, respectively. The Company incurred $0 and $68,486 in penalties and interest from the IRS during the nine months ended September 30, 2013 and 2012, respectively.

As of September 30, 2013 and December 31, 2012, the past due balance due to the LA Dept of Rev, including penalties, interest, and fees, totaled $0 and $99,616, respectively.

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EmployUS Ltd. f/k/a EmployUS, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2013 AND 2012

(UNAUDITED)

Note 11 - Preferred Stock

Effective July 1, 2013, the Company changed its corporate status from a limited liability company to a “C” corporation and its state of registration from Delaware to Nevada. As a result of these changes, the Company has authorized 5,000,000 shares of preferred stock, no par value. As these are considered “blank check” preferred shares, the terms of the preferred stock are to be determined by the board of directors of the Company in the near future.

Note 12 - Contingencies and Commitments

Litigation

The Company is a defendant in various claims relating to matters arising in the ordinary course of business that are typically covered by insurance. The amount of liability if any from these claims cannot be determined with certainty; however, management is of the opinion that the outcomes will not have a material adverse impact on the Company’s financial position or results of operations.

Leases

The Company leases space for thirteen of its branch offices, which are located either in downtown or suburban business centers, and for its corporate headquarters, located in New Orleans, Louisiana. Branch offices are generally leased over periods from one to three years, and also on a month to month basis.

In September 2013, the Company began leasing new corporate office space in New Orleans, Louisiana. The term of the lease is 37 months and the total rent owed during the lease term is $73,458.

For the nine months ended September 30, 2013 and 2012, rent expense was $54,711 and $132,314, respectively. As of September 30, 2013, future minimum lease payments due under non-cancelable lease agreements having initial terms in excess of one year, including certain closed offices, totaled $147,690 as follows: October 1, 2013 to Dec 31, 2013 - $22,678, December 31, 2014 - $66,620, December 31, 2015 - $39,471, 2016 – $18,921.

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EmployUS Ltd. f/k/a EmployUS, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2013 AND 2012

(UNAUDITED)

Note 13 - Subsequent Events

The Company has evaluated subsequent events through the date these financial statements were issued.

On January 22, 2014, the Company entered into the Exchange Agreement with The Staffing Group Ltd. which agreement closed on February 14, 2014.  Pursuant to the terms and conditions of the final, fully executed Exchange Agreement, and upon the consummation of the closing:

●	Each share of the Company’s common stock issued and outstanding immediately prior to the closing of the Exchange Agreement was converted into the right to receive an aggregate of 13,153,800 shares of The Staffing Group Ltd.’s common stock.

●	Three of The Staffing Group Ltd’s shareholders agreed to cancel the following shares:

(i)	Joseph Albunio agreed to cancel 8,386,413 shares of his common stock. After the cancellation he owns 500,000 shares of The Staffing Group common stock.

(ii)	Brian McLoone agreed to cancel 2,836,413 shares of his common stock. After the cancellation he owns 6,050,000 shares of The Staffing Group common stock.

(iii)	Luidmila Yuziuk agreed to cancel 1,930,972 shares of her common stock. After the cancellation, she does not own any shares of The Staffing Group common stock.

Following the Exchange Agreement, as of the date of this current report on Form 8-K, there are 35,100,011 shares of The Staffing Group common stock issued and outstanding, which include 13,153,800 shares held by the Company’s former stockholders and 6,050,000 by Brian McLoone, The Company’s Chairman and a stockholder of The Safety Group, LTD. but not a stockholder of the Company prior to the merger. As a result, The Staffing Group Ltd.’s pre-merger stockholders, exclusive of Brian McLoone, hold approximately 45.28% of The Staffing Group Ltd.’s issued and outstanding shares of common stock and the former stockholders of the Company including Brian McLoone hold approximately 54.72%.

Conditions for the closing of the Share Exchange Agreement include:

•	The Staffing Group will have received an audit report with respect to the Company’s two most recently completed fiscal years from an independent accounting firm that is registered with the Public Company Accounting Oversight Board; and

•	The Staffing Group and the Company will obtain stockholder approval

 Upon closing of the Share Exchange Agreement, the Company will become a wholly owned subsidiary of the Staffing Group. The Staffing Group will cease its prior operations and engage in the business of the Company.

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